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                                                                  EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-30729, 33-41417, 33-41475, and 33-51298), and on Form S-8 (Nos. 2-92085, 33-44044,
33-45365, 33-46779, 33-51445, 33-51579, 33-53815 and 33-53819, 33-62043,
33-62045, 333-12583, 333-12589, 333-12591 and 333-13219) of Westinghouse
Electric Corporation of our report dated January 29, 1997 appearing on page 32 of this Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 68 of this Form 10-K.

KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
March 18, 1997